Exhibit 99.1

 P. O. Box 270

Hartford, CT  06141-0270

107 Selden Street

Berlin, CT  06037

(860)-665-5000

News Release

CONTACT:

Jeffrey R. Kotkin

OFFICE:

(860) 665-5154

Northeast Utilities Announces Proposed Offering of Common Shares

BERLIN, Connecticut, March 16, 2009 — Northeast Utilities (NYSE: NU) announced plans to make a public offering today of 15,500,000 common shares.  In connection with the offering, NU expects to grant the underwriters an option for a period of 30 days to purchase up to an additional 2,325,000 shares.

Standard & Poor’s has announced that, effective as of the close of trading on March 16, 2009, it will include our common shares in the S&P 500 Index.  Index funds whose portfolios are primarily based on stocks included in the S&P 500 Index may be required to purchase our shares as a result of the inclusion of our common shares in the index.  This offering is intended to be marketed to both these index funds and to other investors, including non-index active investors.

J.P. Morgan Securities Inc. and Barclays Capital Inc. are acting as joint book-running managers for the transaction.  The offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained when available from the offices of: J.P. Morgan Securities Inc., Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, New York 11245, telephone: (718) 242-8002 or by fax at (718) 242-8003; or Barclays Capital Inc., c/o Broadridge Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: (888) 603-5847, fax: (631) 254-7140 or by e-mail at Barclaysprospectus@broadridge.com.  A shelf registration statement relating to the securities in this offering has been filed with the Securities and Exchange Commission (SEC) and has become effective.  This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

NU currently has approximately 156 million common shares outstanding.  It operates New England’s largest energy delivery system, serving more than 2 million customers in Connecticut, New Hampshire and Massachusetts.

This news release includes statements concerning NU’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth or other statements that are not historical facts.  These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Readers can generally identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should, “could,” and other similar expressions.  Forward looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward looking statements.  Factors that may cause actual results to differ materially from those included in the forward looking statements include, but are not limited to, actions or inactions by local, state and federal regulatory bodies; changes in business and economic conditions, including their impact on interest rates, bad debt expense and demand for our products and services; changes in weather patterns; changes in laws, regulations or regulatory policy; changes in levels and timing of capital expenditures; disruptions in the capital markets or events that make our access to necessary capital more difficult or costly; developments in legal or public policy doctrines; technological developments; changes in accounting standards and financial reporting regulations; fluctuations in the value of our remaining competitive electricity positions; actions of rating agencies; and other presently unknown or unforeseen factors.  Other risk factors are detailed from time to time in our reports to the Securities and Exchange Commission.  We undertake no obligation to update the information contained in any forward looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events.